UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2014

Central Index Key Number of depositor: 0000869090

CHASE BANK USA, NATIONAL ASSOCIATION

(Sponsor, Depositor, Originator, Administrator and Servicer of the Issuing Entities described below)

Central Index Key Number of issuing entity: 0001174821

CHASE ISSUANCE TRUST

(Issuing Entity of the Notes)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-192048 333-192048-01	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association 201 North Walnut Street Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 282-5113

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On November 17, 2014, the Chase Issuance Trust, a Delaware statutory trust, and Chase Bank USA, National Association (the “Bank”), completed the securitization of approximately $1,300,000,000 of credit card receivables. The securitization consists of $1,300,000,000 Class A(2014-7) notes.

The Class A(2014-7) notes are part of a series of notes called the CHASEseries. The CHASEseries consists of Class A notes, Class B notes and Class C notes. The Class A(2014-7) notes are a tranche of the Class A notes of the CHASEseries.

The Bank services the receivables that are included in the securitization and will continue to service the accounts associated with such receivables following the securitization.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

The following exhibit is filed as a part of this report:

(4.1)	Class A(2014-7) Terms Document, dated as of November 17, 2014, to the Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, to the Third Amended and Restated Indenture, dated as of December 19, 2007, as amended, by and among Chase Issuance Trust, as issuing entity and Wells Fargo Bank, National Association, as indenture trustee and as collateral agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION,
as Sponsor, Depositor, Originator, Administrator and Servicer of the Chase Issuance Trust

By:	/s/ Patricia M. Garvey
	Name:	Patricia M. Garvey
	Title:	Executive Director

Date: November 17, 2014